UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2009

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia  20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2009, the Board of Directors (the “Board”) of Guardian Technologies International, Inc. (the “Company,” “we,” “our,” “us,” or “our”) adopted the Guardian Technologies International, Inc. 2009 Stock Compensation Plan (the “2009 Plan”).  The following description is qualified in its entirety by reference to the 2009 Plan and related forms of non-qualified stock option award agreement, restricted stock award agreement and restricted stock rights award agreement, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by such reference.

Description of the Plan

Overview.  The 2009 Plan authorizes the grant or award and issuance of non-qualified stock options, restricted stock awards, restricted stock rights and common stock.  The purpose of the 2009 Plan is to foster our success, and the success of our subsidiaries and affiliates by providing incentives to employees, directors, officers and consultants to promote our long-term financial success.  The Plan complements our 2003 Amended and Restated Stock Incentive Plan (the “2003 Plan”) and provides greater flexibility to us in that it permits us to compensate and award employees, directors, officers and consultants through the issuance of certain options, restricted stock, restricted stock rights, and stock awards in addition, or as an alternative, to the incentive and non-qualified stock options that may be awarded under the 2003 Plan.

Term of Plan.  The 2009 Plan terminates on June 4, 2019, and no award may be made after that date, however, awards made before that date may extend beyond that date.

Eligible Participants.  Eligible participants include employees, directors, officers and consultants of the Company or any subsidiary or affiliate.

Shares Reserved for Issuance.  We have reserved 20,000,000 shares of our common stock for issuance pursuant to awards under the 2009 Plan.  If an award under the 2009 Plan is cancelled, expires, forfeited, settled in cash or otherwise terminates without being exercised in full, the shares of common stock not acquired pursuant to the award will again become available for issuance under the 2009 Plan.

Administration.  Our Board of Directors has delegated its authority to administer the 2009 Plan to the Compensation Committee.  Subject to the provisions of the 2009 Plan, the committee has the power to:

•

Prescribe, amend, and rescind rules and regulations relating to the 2009 Plan and to define terms not otherwise defined therein;

•

Determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted, and the timing of any such awards;

•

Grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire;

•

Establish any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•

Prescribe and amend the terms of the agreements or other communications evidencing awards made under the 2009 Plan (which need not be identical) and the terms or form of any document or notice required to be delivered to us by participants under the 2009 Plan;

•

Determine the appropriate adjustment, if any, required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off or dividend (other than regular, quarterly cash dividends), or other changes in the number or kind of outstanding shares or any stock or other securities into which such shares shall have been exchanged;

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Interpret and construe the 2009 Plan, any rules and regulations under the 2009 Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

•

Make all other determinations deemed necessary or advisable for the administration of the 2009 Plan.

Change of Control.  Unless the Board expressly provides otherwise prior to a change of control or in an award agreement, in the event of a change of control of the Company, all outstanding options under the 2009 Plan vest and become exercisable on the date immediately before the change of control and all restrictions under restricted stock awards and restricted stock rights shall lapse or be deemed satisfied on the date immediately prior to the change of control.  A change of control is deemed to have occurred upon the occurrence of one of the following events: (i) any person or group of persons becomes the beneficial owner of shares of the Company to which 50% or more of the total number of votes for the election of directors may be cast; (ii) as a result of a cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, persons who were directors immediately prior to the event cease to constitute a majority of the board; (iii) stockholders approve an agreement providing either that the Company will cease to be an independent publicly owned corporation or for sale or other disposition of all or substantially all the assets of the Company; or (iv) a tender offer or exchange offer is made for shares of our common stock (other than one made by us) and shares of common stock are acquired.

Non-Employee Director Awards.  The committee determines all awards to non-employee directors and such awards are not subject to management’s discretion. From time to time, the committee will set the amount and the type of award that will be granted to non-employee directors on a periodic, nondiscriminatory basis, including pursuant to any plan adopted by the committee or Board for the compensation of non-employee directors. The committee may set additional awards to be granted to non-employee directors also on a periodic, nondiscriminatory basis based on one or more of the following criteria: (i) service as the chair of a Board committee; (ii) service as chairman of the Board; (iii) the number or type of Board committees on which a director serves; or (iv) the first selection or appointment of an individual to the Board.

Award Type.  The 2009 Plan authorizes the grant or award and issuance of non-qualified stock options, restricted stock, restricted stock rights and stock awards.

Non-Qualified Stock Options.  Non-qualified stock options may be granted pursuant to non-qualified stock option award agreements and certificates adopted by the Board, as amended by the committee.  The committee determines the terms of each stock option granted under the 2009 Plan, including the number of shares covered by an option, exercise price and means of payment, the vesting and exercisability of the option, and restrictions on transfer and the term.  The exercise price of an option granted under the Plan may not be less than the fair market value on the date of grant.  The options expire on the earliest of ten years after the date of grant, 90 days after the death or disability of the recipient, immediately upon termination of employment or service other than by death or disability, or such date as the committee determines.  The committee, in its sole discretion, may change by agreement the post-termination rights of a recipient, including accelerating the date or dates on which the option becomes vested and is exercisable following termination of employment or service, or extend the period.  Options granted under the plan may be exercised by delivering cash, a cashless exercise, or by delivering to us the proceeds of shares of our common stock issuable under an option.

Restricted Stock, Restricted Stock Rights and Stock Awards.  An award of restricted stock consists of a specified number of shares of our common stock that are subject to restrictions on transfer, conditions of forfeiture, and any other terms and conditions for periods determined by the committee. Prior to the termination of the restrictions, a participant may vote and receive dividends on the restricted stock unless the committee determines otherwise, but may not sell or otherwise transfer the shares.

An award of restricted share rights (RSRs) entitles a participant to receive a specified number of shares of our common stock upon the expiration of a stated vesting period. It may also include the right to dividend equivalents if and as so determined by the committee. Unless the committee determines otherwise, once a RSR vests, the shares of common stock specified in the award will be issued to the participant. A participant who has been awarded RSRs may not vote the shares of common stock subject to the rights until the shares are issued. Until the vesting period applicable to a RSRs award expires and the shares are issued, the participant also may not transfer or encumber any interest in the RSRs or in any related dividend equivalents.

The committee may also make stock awards of common stock without restrictions, except that if the award is in lieu of salary, service fee, cash bonus or other cash compensation, the number of shares covered by an award shall be based on the fair market value of such shares on the date of grant.

The committee has discretion to determine the terms of any award of restricted stock or RSRs, including the number of shares subject to the award, and the minimum period over which the award may vest, and the acceleration of any vesting in the event of death, disability or change of control, as discussed above with regard to options.

Transferability.

Awards are not transferable or assignable unless provided otherwise by the committee with respect to certain specified family-related transfers.

Amendment and Termination.

The Board may amend, terminate, or modify the 2009 Plan at any time, without shareholder approval, unless required by the Internal Revenue Code of 1986, pursuant to Section 16 under the Securities Exchange Act of 1934, as amended, or by any national securities exchange or system on which our common stock is then listed or reported, or by any regulatory body.

Section 8 - Other Events

Section 8.01

Other Events.

The following information is being furnished, as of June 1, 2009, pursuant to the disclosure requirements of Item 202 of Regulation S-K.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, par value $.001 per share.  As of June 1, 2009, there were approximately 49,278,621 shares of our common stock issued and outstanding and approximately 359 holders of record of the common stock. Each share of common stock entitles the holder thereof to one vote on each matter submitted to our stockholders for a vote. The holders of common stock:  (a) have equal ratable rights to dividends from funds legally available therefor when, as and if declared by the board of directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (c) do not have preemptive, subscription or conversion rights, or redemption or applicable sinking fund provisions; and (d) as noted above, are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.  We anticipate that, for the foreseeable future, we will retain earnings, if any, to finance the operations of our businesses.  The payment of dividends in the future will depend upon, among other things, our capital requirements and our operating and financial conditions.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, $.20 par value per share, of which 6,000 have been designated as Series A Convertible Preferred Stock, 6,000 shares as Series B Convertible Preferred Stock and 1,000 shares as Class C Convertible Preferred Stock, none of which shares are outstanding on the date of this filing.  The board of directors is authorized to issue shares of preferred stock from time to time in one or more series and, subject to the limitations contained in the certificate of incorporation and any limitations prescribed by law, to establish and designate a series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences.  New issuances of shares of preferred stock with voting rights can affect the voting rights of the holders of outstanding shares of preferred stock and common stock by increasing the number of outstanding shares having voting rights and by the creation of class or series voting rights.  Furthermore, additional issuances of shares of preferred stock with conversion rights can have the effect of increasing the number of shares of common stock outstanding up to the amount of common stock authorized by the articles of incorporation and can also, in some circumstances, have the effect of delaying or preventing a change in control of Guardian and/or otherwise adversely affect the rights of holders of outstanding shares of preferred stock and common stock.  To the extent permitted by the certificate of incorporation, a series of preferred stock may have preferences over the common stock (and other series of preferred stock) with respect to dividends and liquidation rights.

Series A Debentures

We issued an aggregate of $2,575,000 in principal amount of our Series A 10% Senior Convertible Debentures at an initial closing held on November 8, 2006, and an aggregate of $2,575,000 in principal amount of our Series A Debentures at a second closing held on April 12, 2007, all under a securities purchase agreement we entered into with purchasers on November 3, 2006.  As of the date of this filing, we have outstanding an aggregate of $3,218,205 in principal amount of our Series A Debentures.  We did not make timely payment of the principal and interest due under our Series A Debentures.  Such amounts were due on November 7, 2008.  We have received a notice from three holders of our debentures advising us that the debentures were due November 7, 2008, including payment of all accrued and unpaid interest, and that failure to pay the debentures in full, including certain late fees, constitutes an event of default under the debentures and that failure to remit payment of the debentures and all late fees may result in enforcement of their rights and remedies under the debentures and applicable law.  Also, we did not timely pay interest due under our debentures on July 1, 2008, October 1, 2008, January 1, 2009, and April 1, 2009.  As of June 1, 2009, except as noted above, holders have not sought to enforce their rights under the debentures.

We also issued to the investors 4,453,709 Series D Common Stock Purchase Warrants, of which 3,588,911 are outstanding as of the date of this report.

We may not prepay any amount of the debenture without the holder’s consent.  Holders may convert the debentures at any time into shares of our common stock at a price of $0.4089 per share.  The conversion price may be adjusted under anti-dilution provisions contained in the debentures.

The debentures bear interest at the rate of 10% per annum due on the first day of each calendar quarter, upon conversion or redemption of the debentures as to the principal amount converted or redeemed, or on the maturity date of the debentures.  We did not make timely payment of the interest due under our debentures on January 1, 2008.  However, we had paid all of the interest and late fees due to debenture holders as of April 8, 2008.  Also, we did not make timely payment of the interest due under our debentures on July 1, 2008, October 1, 2008, January 1, 2009, and April 1, 2009.  Further, we did not maintain the registration of the shares underlying the debentures and Series D Warrants as required under the terms of the agreements we entered into with the debenture holders which, as discussed below, may be deemed an event of default under the debentures.  The debentures provide that any default in the payment of interest, which default is not cured within five trading days of the receipt of notice of such default or ten trading days after we become aware of such default, will be deemed an event of default.  If an event of default occurs under the debentures, the debenture holders may elect to require us to make immediate repayment of the mandatory default amount, which equals the sum of (i) the greater of either (a) 120% of the outstanding principal amount of the debentures, plus accrued but unpaid interest, or (b) the outstanding principal amount plus accrued but unpaid interest divided by the conversion price on the date the mandatory default amount is either (1) demanded or otherwise due or (2) paid in full, whichever has the lower conversion price, multiplied by the variable weighted average price of the common stock on the date the mandatory default amount is either demanded or otherwise due, whichever has the higher variable weighted average price, and (ii) all other amounts, costs, expenses, and liquidated damages due under the debentures. Also, interest under the debentures accrues at a rate of 18% per annum or the maximum amount allowed under the law and we may be subject to a late fee equal to the lesser of 18% per annum or the maximum rate permitted by law.  As of the date of this report, the debenture holders have not made an election requiring immediate repayment of the mandatory amount, although there can be no assurance they will not do so. In anticipation of such an election and measured as of March 31,

2009, the additional amount due is approximately $751,566, and is recorded as an increase to the carrying value of the debentures.

We may elect to pay interest due under the debentures in cash or registered shares of our common stock. If we elect to pay the interest due in shares of our common stock, the number of shares to be issued in payment of interest is determined on the basis of 85% of the lesser of the daily volume weighted average price of our common stock as reported by Bloomberg LP (“VWAP”) for the five trading days ending on the date that is immediately prior to (a) date the interest is due or (b) the date such shares are issued and delivered to the holder.  In addition, we may pay interest in shares of our common stock only if the equity conditions, described below, have been met during the 20 consecutive trading days prior to the date the interest is due and through the date the shares are issued.

We may redeem some or all of the debentures at any time after the effective date of the registration statement covering the shares to be issued upon conversion or exercise of the debentures or Series D Warrants if for 20 consecutive trading days the closing price of our common stock exceeds $1.7345 (a “redemption measurement period”).  Upon a redemption, we are required to pay to the holder an amount equal to 110% of the principal amount redeemed as well as any accrued but unpaid interest and liquidated damages.  If we decide to redeem a debenture, we are required to provide notice to a holder within one trading day of the end of the redemption measurement period and to redeem the debenture 20 trading days after the date we deliver the notice.  We may only redeem the debentures if the equity conditions, described below, have been met on each trading day from the date of the notice to the date we redeem the debentures and that the trading volume requirement is met during the redemption measurement period through the date we redeem the shares.   Before a holder receives payment for the redemption from us, the holder may voluntarily convert the debenture at the then conversion price.

As discussed above, the redemption of the debentures and the occurrence of certain other events, are subject to a requirement that certain equity conditions (“equity conditions”) have been met, as follows: (i) the registration statement covering the resale of the shares underlying the debentures and Series D Warrants is effective permitting a holder to utilize the prospectus in the registration statement to resell its shares, (ii) we have honored all conversions and redemptions of a debenture by the holder, (iii) we have paid all liquidated damages and other amounts due to the holder, (iv) our stock is traded on the OTC Bulletin Board or other securities exchange and all of the shares upon conversion or exercise of the debentures and Series D Warrants are listed for trading, (v) we have sufficient authorized but unreserved shares of our common stock to cover the issuance of the shares upon conversion or exercise of the debentures and Series D Warrants, (vi) there is no event of default under the debentures, (vii) the issuance of the shares would not violate a holder’s 4.99% or 9.99% ownership restriction cap, (viii) we have not made a public announcement of a pending merger, sale of all of our assets or similar transaction or a transaction in which a greater than 50% change in control of Guardian may occur and the transaction has not been consummated, (ix) the holder is not in possession of material public information regarding us, and (x) the daily trading volume of our shares for 20 consecutive trading days prior to the applicable date exceeds 100,000 shares.

The debentures contain a limitation on the amount of debenture that may be converted at any one time in the event the holder owns beneficially more than 4.99% of our common stock without regard to the number of shares underlying the unconverted portion of the debenture.  This limitation may be waived upon 61 days’ notice to us by the holder of the debenture permitting the holder to change such limitation to 9.99%.

We have agreed to compensate a holder of a debenture in the event our transfer agent fails to deliver shares upon conversion of the debentures within three trading days of the date of conversion and the holder’s broker is required to purchase shares of our common stock in satisfaction of a sale by a holder.

An event of default may occur under the debentures if (a) we default in the payment of interest, liquidated damages or principal, (b) we fail to materially observe or perform a covenant or agreement in the debentures, (c) a default or event of default occurs under any other transaction document related to the financing or in any other material agreement to which we are a party that results in a material adverse effect on us, (d) any representation or warrant we made to investors in the transaction documents related to the financing is materially untrue or incorrect, (e) a bankruptcy event occurs with regard to us, (f) we default on any other loan, mortgage, or credit arrangement that involves an amount greater than $150,000 and results in the obligation becoming declared due prior to the due date, (g) our common stock is not eligible for quotation on the OTC Bulletin Board or other exchange on which our shares are traded, (h) a transaction occurs in which the control of Guardian changes, we effect a merger or consolidation, we sell substantially all of our assets, a tender offer is made for our shares, we reclassify our shares or a compulsory share exchange, or we agree to sell more than 33% of our assets, unless we receive the consent of holders of 67% of then outstanding principal of our debentures, (i) the registration statement covering the shares underlying the debentures and Series D Warrants has not been declared effective within 240 days of the first closing, (j) the registration statement lapses for more than 20 consecutive trading days or more than 40 trading days in a 12 month period, or 60 consecutive trading days and 90 non-consecutive trading days in the event of a material merger or acquisition, (k) we fail to deliver certificates for shares to be issued on conversion within seven trading days, (l) we have a judgment against us for more than $150,000.

If a default occurs under a debenture, a holder may accelerate payment of interest and principal due under the debenture, and we are obligated to pay all costs, expenses and liquidated damages due under the debenture plus an amount equal to the greater of (i) 120% of the principal and interest due under the debenture and (ii) the outstanding principal amount of the debenture and accrued interest divided by the conversion price on the date the amount is due or paid, whichever is greater, multiplied by the VWAP for our shares on the date of demand or payment, whichever is higher.

Other Important Terms of Our Debenture and Series D Warrant Financing

We agreed with purchasers of our debentures and Series D Warrants (“purchasers”) that we would use our best efforts to file a registration statement under the Securities Act within 45 days of the first closing to permit the public resale by purchasers of the shares that may be issued upon conversion of the debentures and upon exercise of the Series D Warrants, including the shares of our common stock underlying the debentures to be issued at the second closing. We are required to keep the registration statement effective until the earlier of either the date all shares underlying the debentures and Series D Warrants have been sold or such shares are eligible for resale under Rule 144(k), but no later than four years after the effective date of the registration statement. The initial registration became effective on

April 9, 2007. We were required to register a number of shares of our common stock equal to 130% of the shares underlying the debentures and the Series D Warrants.

On April 28, 2008, we filed a new Form S-1 Registration Statement with the Securities and Exchange Commission (“SEC”), to register additional shares for resale by certain holders (“Registered Shares”) of the debentures and Series D Warrants upon conversion or exercise thereof at a lower conversion price due to the reset provisions of the agreements, and to carry forward in such registration statement certain unsold shares from our Form S-1 Registration Statement that became effective April 9, 2007, in a combined prospectus under applicable SEC Rules. On June 5, 2008, we filed a Post-Effective Amendment No. 1 to the Registration Statement (“Post-Effective Amendment No. 1”) to de-register 1,157,971 shares of common stock issuable in lieu of interest accrued through December 22, 2006, which became effective on June 6, 2008.  On July 25, 2008, we filed a Post-Effective Amendment No. 2 to the Registration Statement (“Post-Effective Amendment No. 2”) to de-register an aggregate of an additional 4,208,495 of the Registered Shares. This amount includes: (i) an aggregate of 2,465,460 Registered Shares previously registered under the Registration Statement for resale by certain of the holders of our debentures upon conversion thereof; and (ii) an aggregate of 1,743,035 Registered Shares previously registered under the Registration Statement that represent additional shares registered under the Registration Statement for resale by certain of the holders of the debentures and Series D Common Stock Purchase Warrants upon conversion or exercise thereof, which was approved by the SEC on August 6, 2008. On August 15, 2008, we filed a Post-Effective Amendment No. 3 to the Registration Statement to de-register the remaining unsold shares under the Registration Statement, which became effective August 13, 2008. Effective August 15, 2008, and in view of our current financing requirements, we withdrew from registration under the Securities Act the April 28, 2008 Form S-1 Registration Statement covering the shares underlying the debentures and warrants issued to debenture holders. Our failure to maintain the registration of such shares may be deemed an event of default under the debentures, as discussed above.

We granted to each purchaser of the debentures and Series D Warrants the right to participate in any offering by us of common stock or common stock equivalents until the later of (i) 12 months after the effective date of the registration statement and (ii) the date a purchaser holds less than 20% of the principal amount of the debenture the purchaser originally agreed to purchase, except for an exempt issuance or an underwritten public offering of our common stock.  Purchasers may participate in such an offering up to the lesser of 100% of the future offering or the aggregate amount subscribed for under the securities purchase agreement by all purchasers.  Until 90 days after the effective date of the registration statement covering the resale of the shares underlying the debentures and Warrants, we are prohibited from issuing shares of our common stock or common stock equivalents except for an exempt issuance or for the securities contemplated by the securities purchase and other transaction documents.

Also, for three years after the date we entered into the securities purchase agreement, we are prohibited from engaging in any transactions in our securities in which the conversion, exercise or exchange rate or other price of such securities is based upon the trading price of our securities after initial issuance or otherwise subject to reset unless the transaction is (i) approved by purchasers holding at least 67% of the securities sold in the offering and then outstanding, or (ii) no purchaser then holds more than 20% of the principal amount of the debentures originally purchased in the offering.

Until November 7, 2007, we were prohibited from effecting a reverse or forward stock split or reclassification of our common stock except as may be required to comply with the listing standards of any national securities exchange. Moreover, for one year after the effective date of the registration statement, we have agreed to exchange the securities issued in the offering for securities issued in a subsequent offering, except for shares issued in an exempt issuance or an underwritten public offering.

The securities purchase agreement also contains representations and warranties of both us and purchasers, conditions to closing, certain indemnification provisions, and other customary provisions.

Anti-Dilution and Price Re-Set Provisions of Our Debentures and Series D Warrants

The conversion price of the debentures and the exercise price of the Series D Warrants or the number of shares to be issued upon conversion or exercise of the debentures and Series D Warrants are subject to adjustment in the event of a stock dividend, stock split, subdivision or combination of our shares of common stock, reclassification, sales of our securities below their then conversion or exercise price, a subsequent rights offering, or a reclassification of our shares.

Also, if we effect a merger or consolidation with another company, we sell all or substantially all of our assets, a tender offer or exchange offer is made for our shares, or we effect a reclassification of our shares or a compulsory share exchange, a holder that subsequently converts its debenture will be entitled to receive the same kind and amount of securities, cash or property as if the shares it is entitled to receive on the conversion had been issued and outstanding on the date immediately prior to the date any such transaction occurred.

We are not required to make an adjustment to the conversion or exercise price or the number of shares to be issued upon conversion or exercise of the debentures and Series D Warrants under the anti-dilution provisions related to (an “exempt issuance”) (A) any stock or options that are issued under our stock option plans or are approved by a majority of non-employee directors and issued (i) to employees, officers or directors or (ii) to consultants but only if the amount issued to consultants does not exceed 400,000 shares in a 12 month period, (B) securities issued under the debentures or Series D Warrants, (C) shares of common stock issued upon conversion or exercise of, or in exchange for, securities outstanding on the date we entered into the securities purchase agreement, (D) the issuance of the Midtown placement agent’s warrants or the shares underlying the placement agent’s warrants, or (E) the issuance of securities in an acquisition or strategic transaction approved by our disinterested directors.

Also, until May 20, 2008, if certain milestones were not met, the conversion price of the debentures and exercise price of the Series D Warrants could be re-set.   As a result of these milestones, we reset the conversion price of the debentures and exercise price of the Series D Warrants to a price per share of $0.7453 effective April 1, 2007, to a price per share of $0.6948 effective October 1, 2007, and to a price per share of $0.4089 effective April 1, 2008.

The conversion price of the debentures and the exercise price of the Series D Warrants are not subject to further reset under the milestone price reset provisions of the securities.

Warrants

Series D Common Stock Purchase Warrants

In connection with our November 2006 Debenture and Series D Warrant financing, we issued an aggregate of 4,453,709 Series D Warrants, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  As of the date of this filing, 3,588,911 Series D Warrants are outstanding.  The Series D Warrants are exercisable at a price of $0.4089 per share.  The Series D Warrants are exercisable during the five year period following the date they first become exercisable.  One-half of the Series D Warrants became exercisable on the date of the first closing on November 8, 2006, and the remaining one-half of the Series D Warrants became exercisable on April 12, 2007.  The exercise price may be adjusted under anti-dilution contained in the Series D Warrants.

On July 10, 2007, an aggregate of 864,798 of the Series D Warrants were exercised by a single holder. We received aggregate proceeds of $644,534 (or net proceeds of $609,084 after payment of $35,450 in sales commissions to Midtown).  As an inducement for such exercise, we issued 864,798 Class E warrants that are exercisable at a price of $1.17 per share for a period of five years.  Also, we issued to Midtown 47,564 Class E warrants as compensation.

The Series D Warrants contain a cashless exercise provision in the event (i) at any time after one year following the date the Series D Warrants are first exercisable there is no registration statement effective covering the resale of the shares underlying the Series D Warrants or (ii) at any time after four years following the date the Series D Warrants were issued.

The Series D Warrants contain a limitation on the amount of warrants that may be exercised at any one time in the event the holder owns beneficially more than 4.99% of our common stock without regard to the number of shares underlying the unexercised portion of the Series D Warrants.  This limitation may be waived upon 61 days’ notice to us by the holder of the Series D Warrants permitting the holder to change such limitation to 9.99%.

At any time after April 9, 2008, we may call for cancellation up to 75% of the Series D Warrants if: (i) the closing bid or closing sale price of the common stock for 20 consecutive trading days (the “measurement period”) exceeds $2.89, (ii) the daily trading volume during the measurement period exceeds 100,000 shares per trading day, and (iii) the holder is not in possession of material nonpublic information regarding us.  We are required to give notice of cancellation to the holders within one trading day of the end of the measurement period. The Series D Warrants covered by the call notice will be cancelled effective 30 trading days after the date of the call notice, subject to certain conditions, including that the holder shall have the right to exercise the Series D Warrant during the measurement period.

Placement Agent’s Warrants Issued in Connection with Debenture and Warrant Financing

As compensation for services in connection with our debenture and Series D Warrant financing, we issued an aggregate of 623,520 placement agent’s warrants to Midtown Partners & Co., LLC, and its designees, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  One-half of the warrants became exercisable on November 8, 2006, the date we issued the warrants to Midtown and the remaining one-half became exercisable April 12, 2007.  The warrants are exercisable at a price of $0.4089 per share, subject to anti-dilution provisions contained in the warrants that are identical to the debentures and Series D Warrants.  The warrants are exercisable for a period of five years from the date they became exercisable, contain a piggyback registration right, a cashless exercise provision and are substantially identical to the warrants issued to purchasers in the debenture and Series D Warrant financing.

Placement Agent’s Warrants Issued as Compensation in Private Placements Conducted During 2003 and 2005

In connection with certain financings we conducted during the period November 2003 through July 2005, we issued placement agent’s warrants to Berthel Fisher & Company Financial Services, Inc. and its designees as compensation for its services in connection with such financings.  As of the date of this report, approximately 395,505 of such placement agent’s warrants are issued and outstanding, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  255,005 of such warrants are exercisable at a price of $1.95 per share and expire on December 31, 2010, 92,500 of such warrants are exercisable at a price of $2.60 per share, may be redeemed by us at any time the closing bid or sale price of our common stock equals or exceeds $9.00 and expire on July 12, 2010, and 48,000 of such warrants are exercisable at a price of $3.00 per share, may be redeemed by us at any time the closing bid or sale price of our common stock equals or exceeds $9.00 and expire on August 15, 2010.  The warrants contain certain anti-dilution provisions, a cashless exercise provision, and other customary provisions.

Placement Agent’s Warrants Issued as Compensation in Private Placements Conducted During October 2008 Through April 2009

In connection with certain financings we conducted during the period October 2008 through April 2009, we issued placement agent’s warrants to Grant Bettingen, Inc. and its designees as compensation for its services in connection with such financings.  As of the date of this report, approximately 272,827 of such placement agent’s warrants are issued and outstanding, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  The warrants are exercisable at a price of $0.45 per share, and expire April 2014.  The Warrants contain certain anti-dilution provisions and other customary provisions, and may be redeemed by us at any time at a price of $.001 per warrant if, for ten consecutive trading days, the closing bid or sale price of our common stock equals or exceeds $3.00.

2003 and 2007 Bridge Loan Warrants

In connection with certain bridge loans we received from six investors during December 2003, we issued warrants to investors.  As of April 21, 2008, there were approximately 213,986 of such warrants issued and outstanding, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  203,986 of such warrants are exercisable at a price of $0.75 per share and expire December 2009, and 10,000 of such warrants are exercisable at a price of $0.70 per share and expire December 2012.  The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions.

Consultant Warrants

During July 2005, we issued an aggregate of 10,000 warrants to a consultant as compensation for certain services, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  The warrants are exercisable at a price of $2.00 per share and expire in December 2010. The warrants contain certain anti-dilution provisions, a cashless exercise provision, piggyback registration rights and other customary provisions.

During February 2008, we issued an aggregate of 60,000 warrants to a consultant as compensation for services, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  The warrants are exercisable at a price of $0.54 per share and expire in February 2013.  The warrants contain certain anti-dilution provisions and other customary provisions.

Class C Warrants

We issued an aggregate of 1,343,666 Class C warrants in connection with a $1,100,000 note financing during August through September 2006, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  We have as outstanding an aggregate of 1,043,666 warrants.  200,000 of such warrants are exercisable at a price of $0.50 per share and expire on May 29, 2010, 243,666 of such warrants are exercisable at a price of $1.60 per share and expire on April 19, 2011, and 600,000 of such warrants are exercisable at a price of $1.60 per share and expire on August 13, 2011. The warrants contain certain anti-dilution provisions, a piggyback registration right commencing one year after the date of issuance, and other customary provisions. Also, $300,000 of principal amount of the notes was utilized to exercise 300,000 warrants.

Class E Warrants

We have an aggregate of 864,798 Class E warrants outstanding, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  The Class E Warrants are exercisable at a price of $1.17 per share and expire July 2012.  We granted piggyback registration rights with regard to the shares underlying the Class E warrants.

Class F Warrants

We have an aggregate of 1,312,500 Class F Warrants outstanding, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  The Class F Warrants are exercisable at a price of $0.80 per share and expire in August 2010.  The Class F Warrants contain a cashless exercise provision, certain anti-dilution provisions and other customary provisions.

Class G Warrants

We have an aggregate of 1,312,500 Class G Warrants outstanding, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  The Class G Warrants are exercisable at a price of $1.75 per share and expire in August 2012.  The Class G Warrants contain certain anti-dilution provisions and other customary provisions.  The Class G Warrants may be redeemed by us at any time at a price of $.001 per warrant if, for ten consecutive trading days, the closing bid or sale price of our common stock equals or exceeds $5.00.

Class H Warrants

We have approximately 4,071,420 Class H Warrants outstanding, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  The 3,857,135 of the Class H Warrants are exercisable at a price of $0.70 per share and 214,285 of the Class H Warrants are exercisable at a price of $0.75 per share and expire from December 26, 2012 through April 3, 2013.  The Class H Warrants are redeemable at a price of $.001 per warrant if for ten (10) consecutive trading days the closing bid or sale price of our common stock on the trading market for the common stock equals or exceeds $5.00.  The Class H Warrants contain certain anti-dilution provisions and other customary provisions.

Class I Warrants

We have an aggregate of 3,250,000 Class I Warrants outstanding, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  The Class I Warrants are exercisable at a price of $0.41 per share and expire from July 14, 2013 through December 2, 2013. The Class I Warrants contain a cashless exercise provision, certain anti-dilution provisions and other customary provisions.

Class J Warrants

We have an aggregate of 982,576 Class J Warrants outstanding, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  The Class J Warrants are exercisable at a price of $0.41 per share and expire from July 14, 2013 through February 12, 2014.  The Class J Warrants contain certain anti-dilution provisions and other customary provisions.  The Class J Warrants may be redeemed by us at any time at a price of $.001 per warrant if, for ten consecutive trading days, the closing bid or sale price of our common stock equals or exceeds $5.00.

Class K Warrants

We have an aggregate of 1,002,693 Class K Warrants outstanding, each warrant entitling the holder to purchase one share of common stock, subject to adjustment.  The Class K Warrants are exercisable at a price of $0.4089 per share and expire from September 25, 2013 through October 21, 2013.  The Class K Warrants contain certain anti-dilution provisions, a cashless exercise provision, and other customary provisions.  The Class K Warrants may be redeemed by us at any time at a price of $.001 per warrant if, for ten consecutive trading days, the closing bid or sale price of our common stock equals or exceeds $5.00.

Class L Warrants

As of the date of this filing, we have an aggregate of 5,456,531 Class L Warrants outstanding, each warrant entitling the holder to purchase one shares of common stock, subject to adjustment.  The Class L Warrants are exercisable at a price of $0.41 per share and expire from November 2013 through April 2014.  The Class L Warrants contain certain anti-dilution provisions and other customary provisions.  The Class L Warrants may be redeemed by us at any time at a price of $.001 per warrant if, for ten consecutive trading days, the closing bid or sale price of our common stock equals or exceeds $3.00.

 Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation, provisions of our bylaws and Delaware law could discourage takeover attempts and prevent stockholders from changing our management.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, of which none are issued and outstanding, of which 6,000 shares have been designated as Series A Convertible Preferred Stock, 6,000 shares have been designated as Series B Convertible Preferred Stock and 1,000 have been designated as Series C Convertible Preferred Stock, none of which shares are currently issued and outstanding. The board of directors, without further action by the stockholders, is authorized to issue the shares of preferred stock in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation. The issuance of additional shares of preferred stock with voting and conversion rights could materially adversely affect the voting power of the holders of common stock and may have the effect of delaying, deferring or preventing a change in control of Guardian.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

We also have a staggered board of directors and vacancies resulting from an increase in the size of our board may be filled by a majority of our directors then in office.

The affirmative vote of two-thirds of our issued and outstanding shares of common stock is required to call a special meeting of our stockholders.

Our boards of directors and stockholders have concurrent power to make, alter, amend, change, add to or repeal our bylaws, provided that any such change is authorized by a majority of our directors or receives the affirmative vote of not less than 80% of our voting stock.

No action required or permitted to be taken at a meeting of our stockholders may be taken by written consent without a meeting.

We have no plans or proposal to adopt any other provision or enter into any arrangements that may have a material anti-takeover consequence.

Transfer Agent

Signature Stock Transfer Co., Inc., Plano, Texas is our transfer agent.

Section 9 –Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

10.1

Guardian Technologies International, Inc., 2009 Stock Compensation Plan, filed herewith.

10.2

Form of Non-Qualified Stock Option Award Agreement, filed herewith.

10.3

Form of Restricted Stock Award Agreement, filed herewith.

10.4

Form of Restricted Stock Rights Award Agreement, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: June 19, 2009	By: /s/ Michael W. Trudnak Michael W. Trudnak Chief Executive Officer

28309079.133